SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2003

Modem Media, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-21935	06-1464807
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 East Avenue, Norwalk, Connecticut 06855
(Address of Principal Executive Officers) (Zip Code)

(203) 299-7000
(Registrant’s telephone number, including area code)

Item 7.	Financial Statements and Exhibits

(c) Exhibits. The exhibit 99.1 listed in the exhibit index is furnished pursuant to Regulation FD as a part of this current report on Form 8-K

99.1 Press Release dated January 27, 2003

Item 9.	Regulation FD Disclosure

In accordance with general instruction B.2. of Form 8-K, the following information is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

On January 27, 2003, Modem Media, Inc. (the “Company”) issued a press release announcing that the Company expects revenue from continuing operations of $14 to $16 million in the fourth quarter of 2002 and full-year revenue of $69 to $71 million for 2002. The Company also announced that it expects to record a restructuring charge in the fourth quarter ranging from $8 to $10 million related to excess office space previously identified in Norwalk, San Francisco and London.

The press release is included in this report as Exhibit. 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEM MEDIA, INC.

/s/ SLOANE LEVY
Sloane Levy Senior Vice President, General Counsel, Human Resources and Corporate Secretary

January 28, 2003

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